EXHIBIT 99.1

Earnings Call Script

In February, Orchid Island Capital completed its initial public offering and began trading on the NYSE MKT under the ticker “ORC”.  It was the completion of a project that was several years in the making.  Throughout the process we continuously emphasized the need to position our portfolio defensively.  As you know, we deploy our capital into two portfolios, one comprised of traditional pass-through securities funded in the repo market, and the other comprised of structured securities containing assets that have a different sensitivity to interest rates.  The purpose of the structured securities is to shield the pass-through portfolio from material price declines when and if interest rates rise.  We viewed the market as materially exposed to an interest rate shock and maintained that while we did not know when the market would sense the Federal Reserve was about to remove their substantial accommodation, we expected that when they did it would lead to a very swift and significant sell-off in the rates and MBS markets.  We further stressed that this outcome had to be positioned for in advance, because if the market moved quickly as we expected, relying on dynamic hedging strategies would likely be too risky since it is doubtful one would be able to respond quickly enough.

Risk management and the protection of book value are the focus of our investment strategy.  In an environment such as this, with rates still low and many investors fearful of a back-up in rates, the cost of hedging our book value is quite high.  In our case we rely heavily on interest only securities.  Yields on the types of IO’s we own are quite low and often negative.  In order to protect our book value we need to allocate a substantial portion of our capital to these assets and therefore our ability to generate interest income has been constrained.  However, with the recent move in rates we expect prepayment speeds will be trending down and the MBA conventional refinancing index has already dropped below 2,250 after peaking near 6,000 last fall.  This should enhance the income generated by our IO securities, as well as our pass-through securities.

During the sell-off in May and June our portfolio behaved well as our book value was only down 5.74%.  However, our book value was still down.  That being said, we have not lost any conviction in our belief our strategy is sound.  One has to understand that while interest only securities are indeed natural hedges for pass-through securities, they will not necessarily move in lock-step with pass-through securities when rates move as they did recently.  Much of the pass-through market is comprised of investors who use considerable leverage in their portfolios.  When the market moves dramatically they are forced sellers, and pass-through prices can have large, outsized moves.  Structured securities are also owned in levered form, but to a much smaller extent.    Further, most of our IO positions are collateralized by well in the money, fast paying loans.  While rates backed up in late June, prepayment speeds on these securities should slow down and their prices are likely to rise if they do, but the price response of these assets to the move in rates was muted because the slowdown in speeds will probably not show up until September.  This means there will likely be at least two more fast prepayment prints to contend with.   The inability of our IO securities to react to the rate movement as quickly as our levered pass-through portfolio did not and will not sway us.  When rates increase mortgage cash flows extend and PT prices decline.  IO cash flows extend as well and their prices react accordingly, whether they do so in lock step with pass-through securities is not imperative.

During the market turmoil in late June and to a lesser extent late May, our cash position and unencumbered securities were sufficient to protect us from margin calls on our pass-through portfolio.  In fact, on Monday July 8th we witnessed material margin calls on our PT portfolio from the combined effects of the market sell-off triggered by the non-farm payroll number release on the 5th, as well as monthly pay-downs announced that night.  We did not have to sell a single asset, nor did we de-lever in any way.  We met our margin calls with an ample cash cushion.  In fact, our repo balance as of July 31, 2013 was $303.6 million versus $306.5 million at the close of business on July 8th and $308.7 million at quarter end. In other words, our repo balance at July month end was 98.4% of the balance at quarter end (and 96.0% of the Q1 balance). The slight decreases are the result of repos rolling at slightly lower balances due to pay-downs and lower PT market values . When the repos rolled we took cash that had been previously posted and purchased securities to be held on our balance sheet, or unencumbered. This means the income generating potential of our portfolio is now enhanced since we did not have to materially shrink the balance sheet and returns available are higher than earlier in the year.

Since quarter end we have taken another step to protect our liquidity going forward.  We have repo’d approximately $6.5 million of our structured securities with one of our existing repo lenders.  We did not purchase additional securities with the borrowed cash but instead held the cash for the added liquidity.   This way, in the event we ever have an outsized margin call day we are less likely to be forced to sell un-encumbered securities in a volatile market.  Also, by repoing the asset with an existing lender, we are likely to be able to off-set some of the call on the PT side assuming our IO moves up in price.  The incremental cost of the repo is justified in our judgment.

Looking forward, we now face an environment where income per dollar invested or unit of duration has risen.  Premium amortization on our pass-through portfolio will slow and our IO’s will generate more income than was previously the case to the extent prepayment speeds slow.  That being said, the income from our IO book has been slightly negative for some time, so the improvement will be large in relative terms, but not absolute terms.  This provides us an opportunity to reposition the portfolio.  We can take advantage of the increased income generating capacity of the portfolio to reduce leverage and enhance our hedges while maintaining our dividend at roughly the same level.  The economic data last week was generally strong and interest rates, notably the yield on the 10 year UST, approached the intra-day highs we witnessed on July 8th near 2.75%  The market appears quite skittish to us and very sensitive to strong economic data.  This was also evident in the MBS market as most pass-throughs, especially lower coupon fixed rate mortgages, performed quite poorly last Thursday, on the eve of the July NFP at 8:30 Friday morning. We still view ourselves as being at the low end of the historical range in rates and the economy is performing below trend - but improving.  For years now the economy has been on the mend but in an uneven fashion.  Growth has come in fits and starts. We view the weakness in Q2 as just another example of the uneven recovery.  If the Federal Reserve does indeed begin to taper their asset purchases in September interest rates may move higher still.  If they do, we believe fixed rate mortgages have considerable room to extend further.  After all, four years ago FNMA 4% fixed rate MBS traded between 96 and 98, last Friday they closed just over 104. For reference, the 10 year UST yield was approximately 3.5% at the time.  Accordingly, we will continue to position defensively.  We will reposition the portfolios slightly for further weakness. Also, because we have not had to materially shrink our portfolio  and return prospects have improved, we can do so with limited sacrifice of income.  Going back to my opening remarks and our thematic while we were attempting to raise capital, we continue to favor positioning defensively in an effort to protect our book value, even if it costs us a few hundred basis points of annual income. For this reason we will remain focused on protecting our book value and we do not intend to take advantage of this move to increase our dividend. We see considerable risk in that strategy.